SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 13, 2011


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


             Colorado                 None                    20-2835920
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(State or other jurisdiction   (Commission File No.)      (IRS Employer
      of incorporation)                                  Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073
                                                           --------------

                                       N/A
                         ------------------------------
          (Former name or former address if changed since last report)

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Item 1.01   Entry Into a Material Definitive Agreement

      On January 13, 2011 the Company entered into an agreement with an independent oil and gas exploration and production corporation which provided for the sale by the Company of oil and gas leases from the Company covering 2,570 net acres for $2,200 per net acre, or $5,654,439 in total.

      The closing of the transaction is subject to a review of the title of the leases. The final purchase price will be adjusted for any leases not acquired due to title defects.

      On January 14, 2011 the Company received a down payment of $565,439 which will be applied at closing toward the final purchase price.

      The oil and gas leases which are the subject of the transaction are all located in Weld and Morgan Counties, Colorado. There are no oil or gas wells on any of the leases.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011


                                    SYNERGY RESOURCES CORPORATION


                                    By:  /s/ Ed Holloway
                                         -------------------------------------
                                         Ed Holloway, President

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